Exhibit 99.1

Media Relations Contact: Tim McIntyre 734-930-3563 tim.mcintyre@dominos.com

FOR IMMEDIATE RELEASE

Domino’s Pizza Announces Refinancing Transaction

ANN ARBOR, Mich., April 9, 2018 – Domino’s Pizza, Inc. (NYSE: DPZ), the largest pizza company in the world based on retail sales, today announced that certain of its subsidiaries intend to complete a recapitalization transaction, which will include the refinancing of a portion of their outstanding securitization debt with a new series of securitized debt.

•	The Company’s last recapitalization occurred in July 2017 (the “2017 Recapitalization”), with the issuance of a $1.9 billion securitized financing facility consisting of $300 million of floating rate notes and $1.6 billion of fixed rate notes and the entry into a new $175 million variable funding note facility (the “2017 VFN Note Facility”) that replaced the 2015 VFN Notes (defined below). As of December 31, 2017, there was approximately $46.7 million of outstanding letters of credit and $128.3 million of available borrowing capacity under the 2017 VFN Note Facility.

•	The Company’s prior recapitalization before the 2017 Recapitalization occurred in October 2015 (the “2015 Recapitalization”), with the issuance of a $1.425 billion securitized financing facility consisting of $1.3 billion of fixed rate notes (the “2015 Notes”) and $125 million of variable funding notes (the “2015 VFN Notes”).

•	The Company’s subsidiaries intend to issue approximately $825 million of new securitized notes (the “2018 Notes”) and to use the proceeds to prepay and retire approximately $491.3 million of the outstanding 2015 Notes at par, to pay transaction fees and for general corporate purposes.

The consummation of the offering is subject to market and other conditions and is anticipated to close in the second quarter of 2018. However, there can be no assurance that we will be able to successfully complete the refinancing transaction on the terms described or at all.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the 2018 Notes or any other security. The notes to be offered have not been, and will not be, registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act of 1933.

About Domino’s Pizza®

Founded in 1960, Domino’s Pizza is the largest pizza company in the world based on retail sales, with a significant business in both delivery and carryout pizza. It ranks among the world’s top public restaurant brands with a global enterprise of more than 14,800 stores in over 85 markets. Domino’s had global retail sales of over $12.2 billion in 2017, with more than $5.9 billion in the U.S. and more than $6.3 billion internationally. In the fourth quarter of 2017, Domino’s had global retail sales of nearly $4.0 billion, with nearly $1.9 billion in the U.S. and over $2.1 billion internationally. Its system is comprised of independent franchise owners who accounted for over 97% of Domino’s stores as of the fourth quarter of 2017. Emphasis on technology innovation helped Domino’s achieve more than half of all global retail sales in 2017 from digital channels, primarily online ordering and mobile applications. In the U.S., Domino’s generates over 60% of sales via digital channels and has produced several innovative ordering platforms, including Google Home, Facebook Messenger, Apple Watch, Amazon Echo, Twitter and text message using a pizza emoji. In late 2017, as part of an industry-first collaboration with Ford Motor Company, Domino’s began a meaningful test of delivery using self-driving vehicles.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995:

This press release contains various forward-looking statements about the Company within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”) that are based on current management expectations that involve substantial risks and uncertainties which could cause actual results to differ materially from the results expressed in, or implied by, these forward-looking statements. The following cautionary statements are being made pursuant to the provisions of the Act and with the intention of obtaining the benefits of the “safe harbor” provisions of the Act. You can identify forward-looking statements by the use of words such as “anticipates,” “believes,” “could,” “should,” “estimates,” “expects,” “intends,” “may,” “will,” “plans,” “predicts,” “projects,” “seeks,” “approximately,” “potential,” “outlook” and similar terms and phrases that concern our strategy, plans or intentions, including references to assumptions. These forward-looking statements address various matters including the Company’s planned refinancing transactions. While we believe these expectations and projections are based on reasonable assumptions, such forward-looking statements are inherently subject to risks, uncertainties and assumptions. Important factors that could cause actual results to differ materially from our expectations are more fully described in our other filings with the Securities and Exchange Commission, including under the section headed “Risk Factors” in our annual report on Form 10-K. Actual results may differ materially from those expressed or implied in the forward-looking statements as a result of various factors, including but not limited to: our substantial increased indebtedness as a result of the 2015 Recapitalization and the 2017 Recapitalization and our ability to incur additional indebtedness or refinance that indebtedness in the future; our future financial performance and our ability to pay principal and interest on our indebtedness. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this press release might not occur. All forward-looking statements speak only as of the date of this press release and should be evaluated with an understanding of their inherent uncertainty. Except as required under federal securities laws and the rules and regulations of the Securities and Exchange Commission, we will not undertake and specifically decline any obligation to publicly update or revise any forward-looking statements to reflect events or circumstances arising after the date of this press release, whether as a result of new information, future events or otherwise. You are cautioned not to place undue reliance on the forward-looking statements included in this press release or that may be made elsewhere from time to time by, or on behalf of, us. All forward-looking statements attributable to us are expressly qualified by these cautionary statements.

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